Exhibit 99.1

Source: Aris Water Solutions, Inc.

November 1, 2023

Aris Water Solutions, Inc. Reports Third Quarter 2023 Results

HOUSTON, Texas, November 1, 2023 – Aris Water Solutions, Inc. (NYSE: ARIS) (“Aris,” “Aris Water” or the “Company”) today announced financial and operating results for the third quarter ended September 30, 2023.

●	Total water volumes of approximately 1.5 million barrels per day for the third quarter of 2023, up 7% versus the third quarter of 2022 and up 1% sequentially versus the second quarter of 2023.
●	Produced Water volumes of approximately 1.06 million barrels per day for the third quarter of 2023, up 17% versus the third quarter of 2022 and up 1% sequentially versus the second quarter of 2023.
●	Water Solutions volumes of approximately 460 thousand barrels per day for the third quarter of 2023, down 10% versus the third quarter of 2022 and up 2% sequentially versus the second quarter of 2023.
●	Net income of $12.2 million for the third quarter of 2023, up 526% versus the third quarter of 2022 and up 17% sequentially versus the second quarter of 2023. Adjusted Net Income[1] of $13.9 million for the third quarter of 2023, up 5% versus the third quarter of 2022 and up 6% sequentially versus the second quarter of 2023.
●	Adjusted EBITDA[1] of $44.9 million for the third quarter of 2023, up 14% versus the third quarter of 2022 and up 5% sequentially versus the second quarter of 2023.
●	Continued expansion of Adjusted Operating Margin per Barrel[2], both sequentially and year-over-year.
●	Raising full year 2023 Adjusted EBITDA[1] guidance to $166 - $170 million, the top end of previous guidance range.
●	Full year capital expenditures[3] expected to total between $160 million and $170 million, consistent with previous guidance.
●	Divested non-core assets in Martin County, Texas for $20.1 million cash consideration.

“We had an excellent third quarter as we continued to execute on our operating plan, expanded the reach of our infrastructure, and improved profitability. We achieved year-over-year and sequential volume growth while increasing margins as we recognized the benefits of our operating cost reduction efforts. We expect the positive momentum to continue in the fourth quarter and 2024, as we continue to drive a culture of excellence across the organization,” said Amanda Brock, Chief Executive Officer of Aris.

“Water handling is critical to the success of our customers’ long-term production growth plans in the Permian Basin. We remain focused on delivering comprehensive water management solutions to our customers while simultaneously advancing technologies for the beneficial reuse of water outside of the oil and gas industry, which holds the promise of further improving the sustainability of our customers’ operations. Our produced water treatment pilot project with ConocoPhillips, Chevron, and ExxonMobil is now fully underway and testing several exciting technologies.

We are also engaging in preliminary conversations with several third parties to explore commercialization of the minerals found in our produced water. While we are still in the early stages, we are encouraged by the data we have seen so far.”

OPERATIONS UPDATE

	Three Months Ended	Three Months Ended		Three Months Ended
	September 30,	June 30,	% Change	September 30,	% Change
	2023	2023		2022
(thousands of barrels of water per day)
Total Volumes	1,516	1,497	1%	1,416	7%
Produced Water Handling Volumes	1,056	1,045	1%	905	17%
Water Solutions Volumes
Recycled Produced Water Volumes Sold	339	296	15%	345	(2)%
Groundwater Volumes Sold	121	156	(22)%	166	(27)%
Total Water Solutions Volumes	460	452	2%	511	(10)%

Skim oil recoveries (bbls/d)	1,125	1,042	8%	889	27%
Skim oil recoveries (as a % of produced water volumes)	0.11%	0.10%	10%	0.10%	10%

FINANCIAL UPDATE

Net income was $12.2 million for the third quarter of 2023 versus net income of $2.0 million in the third quarter of 2022 and net income of $10.4 million in the second quarter of 2023. Adjusted Net Income1 was $13.9 million for the third quarter of 2023 versus $13.2 million for the third quarter of 2022 and $13.2 million in the second quarter of 2023.

Adjusted EBITDA1 was $44.9 million for the third quarter of 2023, up approximately 14% from $39.3 million in the third quarter of 2022, and up approximately 5% from $42.6 million in the second quarter of 2023.

The Company had gross margin per barrel of $0.26 for the third quarter of 2023 versus $0.23 in the third quarter of 2022 and $0.24 for the second quarter of 2023. The Company had Adjusted Operating Margin per Barrel2 of $0.40 for the third quarter of 2023, versus $0.36 in the third quarter of 2022 and $0.38 for the second quarter of 2023.

Third quarter 2023 capital expenditures3 totaled approximately $40 million versus $70 million in the third quarter of 2022, in line with full year 2023 capital expenditure expectations of $160 to $170 million.

STRONG BALANCE SHEET AND LIQUIDITY

As of September 30, 2023, the Company had approximately $24 million in cash and approximately $166 million available under its revolving credit facility for total available liquidity of approximately $190 million. As of September 30, 2023, the Company’s leverage ratio was 2.53X, at the low end of its target leverage range of 2.50X-3.50X4. Accounts Receivable balance of approximately $81 million was down approximately 14% from the second quarter while revenue grew 3% quarter-over-quarter, reflecting continued improvements in working capital management.

On October 12, 2023, the Company entered into an amended and restated credit agreement which provides for a $350 million senior secured revolving credit facility with maturity extended through October 2027. The facility, which was sized proportionate to the Company’s growth since the prior facility was put in place, has covenants and interest rates consistent with the prior credit agreement.

FOURTH QUARTER 2023 DIVIDEND

On October 31, 2023, Aris’s Board of Directors declared a dividend on its Class A common stock for the fourth quarter of 2023 of $0.09 per share. In conjunction with the dividend payment, a distribution of $0.09 per unit will be paid to unit holders of Solaris Midstream Holdings, LLC. The dividend will be paid on December 21, 2023, to holders of record of the Company’s Class A common stock as of the close of business on December 7, 2023. The distribution to unit holders of Solaris Midstream Holdings, LLC will be subject to the same payment and record dates.

FOURTH QUARTER 2023 FINANCIAL OUTLOOK

“We are very pleased with the progress the team has made year-to-date and we are on track to achieve the high-end of the Adjusted EBITDA guidance we provided at the beginning of the year and affirmed last quarter,” said Amanda Brock.

“As we look to the fourth quarter, we anticipate produced water volumes to be up approximately 2–3%, adjusting for the impact of the Martin County asset sale, and water solutions volumes to be down moderately sequentially versus the third quarter due to the pull-forward of activity we saw in the third quarter as well as potential seasonal year-end slowdowns.

In terms of profitability, while we are pleased with the progress we’ve made through the third quarter of this year, we will continue to pursue additional cost-savings opportunities that can further enhance margins.”

●	For the fourth quarter of 2023, the Company expects:
o	Produced Water Handling volumes between 1,045 and 1,055 thousand barrels of water per day which reflects the approximately 50 thousand barrels per day impact of the Martin County asset divestiture
o	Water Solutions volumes between 405 and 420 thousand barrels of water per day
o	Adjusted Operating Margin per Barrel[2] between $0.39 and $0.41
o	Skim oil recoveries of 0.10% of inlet produced water handling volumes at an average WTI price of $87 per barrel

o	Adjusted EBITDA[1] between $41 and $45 million, raising full year 2023 Adjusted EBITDA guidance to $166 - $170 million, the high-end of previous full year 2023 guidance
o	Capital expenditures between $24 and $34 million[3], partially offset by $20.1 million cash proceeds from the sale of non-core assets

CONFERENCE CALL

Aris will host a conference call to discuss its third quarter 2023 results on Thursday, November 2, 2023, at 8:00 a.m. Central Time (9:00 a.m. Eastern Time).

Participants should call (888) 428-7458 and refer to Aris Water Solutions, Inc. when dialing in. Participants are encouraged to log in to the webcast or dial in to the conference call approximately ten minutes prior to the start time. To listen via live webcast, please visit the Investor Relations section of the Company’s website, www.ariswater.com.

An audio replay of the conference call will be available shortly after the conclusion of the call and will remain available for approximately fourteen days. The replay can be accessed by dialing (877) 660-6853 within the United States or (201) 612-7415 outside of the United States. The access code is 13741339.

About Aris Water Solutions, Inc.

Aris Water Solutions, Inc. is a leading, growth-oriented environmental infrastructure and solutions company that directly helps its customers reduce their water and carbon footprints. Aris Water delivers full-cycle water handling and recycling solutions that increase the sustainability of energy company operations. Its integrated pipelines and related infrastructure create long-term value by delivering high-capacity, comprehensive produced water management, recycling and supply solutions to operators in the core areas of the Permian Basin.

1 Adjusted EBITDA and Adjusted Net Income are non-GAAP financial measures. See the supplementary schedules in this press release for a discussion of how we define and calculate Adjusted EBITDA and Adjusted Net Income and a reconciliation thereof to net income, the most directly comparable GAAP measure.

2 Adjusted Operating Margin per Barrel is a non-GAAP financial measure. See the supplementary schedules in this press release for a discussion of how we define and calculate Adjusted Operating Margin per Barrel and a reconciliation thereof to gross margin, the most directly comparable GAAP measure.

3 Calculated on capital costs incurred during the period, excluding the impact of working capital.

4 Represents a non-GAAP financial measure. Defined as net debt as of September 30, 2023, divided by trailing twelve months Adjusted EBITDA. Net debt is calculated as total debt less cash and cash equivalents. See the supplementary schedules in this press release for a reconciliation to the most directly comparable GAAP measure.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Examples of forward-looking statements include, but are not limited to, statements, information, opinions or beliefs regarding our business strategy, our industry, our future profitability, business and financial performance, including our guidance for 2023, current and potential future long-term contracts, legal and regulatory developments, our ability to identify strategic acquisitions and realize expected benefits therefrom, the development of technologies for the beneficial reuse of produced water and related strategies, plans, objectives and strategic pursuits and other statements that are not historical facts. In some cases, you can identify forward-looking statements by terminology such as “anticipate,” “guidance,” “preliminary,” “project,” “estimate,” “expect,” “anticipate,” “continue,” “sustain,” “will,” “intend,” “strive,” “plan,” “goal,” “target,” “believe,” “forecast,” “outlook,” “future,” “potential,” “opportunity,” “predict,” “may,” “visibility,” “possible,” “should,” “could” and variations of such words or similar expressions. Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, our actual results may differ materially from those contemplated or implied by the forward-looking statements including our guidance for 2023. Factors that could cause our actual results to differ materially from the results contemplated by such forward-looking statements include, but are not limited to, energy prices, the Russia-Ukraine and Israel-Hamas conflicts, macroeconomic conditions (such as inflation) and market uncertainty related thereto, legislative and regulatory developments, customer plans and preferences, technological innovations and developments, and other events discussed or referenced in our filings made from time to time with the Securities and Exchange Commission (“SEC”), including such factors discussed under “Risk Factors” in our most recent Annual Report on Form 10-K, and if applicable, our subsequent SEC filings, which are available on our Investor Relations website at https://ir.ariswater.com/sec-filings or on the SEC’s website at www.sec.gov/edgar. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. All forward-looking statements, expressed or implied, included in this presentation and any oral statements made in connection with this presentation are expressly qualified in their entirety by the foregoing cautionary statements. We undertake no obligation to update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Table 1

Aris Water Solutions, Inc.

Condensed Consolidated Statements of Operations

(Unaudited)

(in thousands, except for share and	Three Months Ended		Nine Months Ended
per share amounts)	September 30,		September 30,
	2023	2022	2023	2022
Revenue
Produced Water Handling	$47,574	$39,674	$143,390	$110,299
Produced Water Handling—Affiliate	28,036	24,796	74,357	69,084
Water Solutions	20,370	20,392	49,180	46,744
Water Solutions—Affiliate	3,048	5,668	19,195	11,640
Other Revenue	761	246	1,871	364
Total Revenue	99,789	90,776	287,993	238,131
Cost of Revenue
Direct Operating Costs	44,687	43,885	132,978	101,337
Depreciation, Amortization and Accretion	19,445	16,942	57,137	49,724
Total Cost of Revenue	64,132	60,827	190,115	151,061
Operating Costs and Expenses
Abandoned Well Costs	1,214	9,222	1,214	14,637
General and Administrative	13,526	11,052	38,007	33,330
Impairment of Long-Lived Assets	—	—	—	15,597
Research and Development Expense	809	430	1,867	530
Other Operating (Income) Expense	(2,121)	239	(2,096)	1,816
Total Operating Expenses	13,428	20,943	38,992	65,910
Operating Income	22,229	9,006	58,886	21,160
Other Expense
Interest Expense, Net	7,955	6,763	23,587	21,863
Income (Loss) Before Income Taxes	14,274	2,243	35,299	(703)
Income Tax Expense (Benefit)	2,032	287	4,918	(81)
Net Income (Loss)	12,242	1,956	30,381	(622)
Net Income (Loss) Attributable to Noncontrolling Interest	6,829	1,257	16,892	(493)
Net Income (Loss) Attributable to Aris Water Solutions, Inc.	$5,413	$699	$13,489	$(129)

Net Income (Loss) Per Share of Class A Common Stock
Basic	$0.17	$0.02	$0.42	$(0.03)
Diluted	$0.17	$0.02	$0.42	$(0.03)
Weighted Average Shares of Class A Common Stock Outstanding
Basic	30,050,560	24,499,953	30,007,433	22,779,077
Diluted	30,050,560	24,546,632	30,007,433	22,779,077

Table 2

Aris Water Solutions, Inc.

Condensed Consolidated Balance Sheets

(Unaudited)

(in thousands, except for share and per share amounts)	September 30,	December 31,
	2023	2022
Assets
Cash	$24,184	$1,122
Accounts Receivable, Net	57,820	81,683
Accounts Receivable from Affiliate	23,296	46,029
Other Receivables	18,077	4,354
Prepaids and Deposits	2,241	5,805
Total Current Assets	125,618	138,993
Fixed Assets
Property, Plant and Equipment	1,021,516	907,784
Accumulated Depreciation	(112,151)	(88,681)
Total Property, Plant and Equipment, Net	909,365	819,103
Intangible Assets, Net	241,550	269,845
Goodwill	34,585	34,585
Deferred Income Tax Assets, Net	25,783	30,424
Right-of-Use Assets	16,760	9,135
Other Assets	853	1,281
Total Assets	$1,354,514	$1,303,366
Liabilities and Stockholders' Equity
Accounts Payable	$30,974	$22,982
Payables to Affiliate	1,177	3,021
Accrued and Other Current Liabilities	81,189	65,411
Total Current Liabilities	113,340	91,414
Long-Term Debt, Net of Debt Issuance Costs	429,324	428,921
Asset Retirement Obligation	18,136	17,543
Tax Receivable Agreement Liability	98,164	97,980
Other Long-Term Liabilities	16,756	10,421
Total Liabilities	675,720	646,279
Stockholders' Equity
Preferred Stock $0.01 par value, 50,000,000 authorized. None issued or outstanding as of September 30, 2023 and December 31, 2022	—	—
Class A Common Stock $0.01 par value, 600,000,000 authorized, 30,334,399 issued and 30,023,826 outstanding as of September 30, 2023; 30,115,979 issued and 29,919,217 outstanding as of December 31, 2022	303	300
Class B Common Stock $0.01 par value, 180,000,000 authorized, 27,543,565 issued and outstanding as of September 30, 2023; 27,575,519 issued and outstanding as of December 31, 2022	275	276
Treasury Stock (at Cost), 310,573 shares as of September 30, 2023; 196,762 shares as of December 31, 2022	(4,259)	(2,891)
Additional Paid-in-Capital	325,655	319,545
Accumulated Deficit	(2,683)	(7,722)
Total Stockholders' Equity Attributable to Aris Water Solutions, Inc.	319,291	309,508
Noncontrolling Interest	359,503	347,579
Total Stockholders' Equity	678,794	657,087
Total Liabilities and Stockholders' Equity	$1,354,514	$1,303,366

Table 3

Aris Water Solutions, Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	Nine Months Ended
(in thousands)	September 30,
	2023	2022
Cash Flow from Operating Activities
Net Income (Loss)	$30,381	$(622)
Adjustments to reconcile Net Income (Loss) to Net Cash provided by Operating Activities:
Deferred Income Tax Expense (Benefit)	4,773	(96)
Depreciation, Amortization and Accretion	57,137	49,724
Stock-Based Compensation	8,945	9,134
Impairment of Long-Lived Assets	—	15,597
Abandoned Well Costs	1,214	14,637
(Gain) Loss on Disposal of Assets, Net	(2,574)	481
Amortization of Debt Issuance Costs, Net	1,580	1,563
Other	(345)	377
Changes in Operating Assets and Liabilities:
Accounts Receivable	22,594	(33,683)
Accounts Receivable from Affiliate	22,771	(5,581)
Other Receivables	(13,359)	(2,139)
Prepaids and Deposits	3,564	4,215
Accounts Payable	(155)	3,233
Payables to Affiliate	(1,844)	913
Accrued Liabilities and Other	17,843	19,432
Net Cash Provided by Operating Activities	152,525	77,185

Cash Flow from Investing Activities
Property, Plant and Equipment Expenditures	(131,874)	(96,991)
Cash Paid for Asset Acquisitions	-	(3,353)
Proceeds from the Sale of Property, Plant and Equipment	20,119	7,441
Net Cash Used in Investing Activities	(111,755)	(92,903)

Cash Flow from Financing Activities
Dividends and Distributions Paid	(16,083)	(19,157)
Repurchase of Shares	(625)	—
Repayment of Credit Facility	(51,000)	—
Proceeds from Credit Facility	50,000	—
Net Cash Used in Financing Activities	(17,708)	(19,157)

Net Increase (Decrease) in Cash	23,062	(34,875)
Cash, Beginning of Period	1,122	60,055
Cash, End of Period	$24,184	$25,180

Use of Non-GAAP Financial Information

The Company uses financial measures that are not calculated in accordance with U.S. generally accepted accounting principles (“GAAP”), including Adjusted EBITDA, Adjusted Operating Margin, Adjusted Operating Margin per Barrel, Adjusted Net Income and net debt and leverage ratio. Although these Non-GAAP financial measures are important factors in assessing the Company’s operating results and cash flows, they should not be considered in isolation or as a substitute for net income or gross margin or any other measures prepared under GAAP.

The Company calculates Adjusted EBITDA as net income (loss) plus: interest expense; income taxes; depreciation, amortization and accretion expense; abandoned well costs, asset impairment and abandoned project charges; losses on the sale of assets; transaction costs; research and development expense; loss on debt modification; stock-based compensation expense; and other non-recurring or unusual expenses or charges (such as temporary power costs, litigation expenses and severance costs), less any gains on sale of assets. For the fourth quarter of 2022, we began including research and development expense in our calculation of Adjusted EBITDA due to our new beneficial reuse pilot projects, which are discreet, non-revenue initiatives.

The Company calculates Adjusted Operating Margin as Gross Margin plus depreciation, amortization and accretion. The Company defines Adjusted Operating Margin per Barrel as Adjusted Operating Margin divided by total volumes.

The Company calculates Adjusted Net Income as Net Income (Loss) plus the after-tax impacts of stock-based compensation and plus or minus the after-tax impacts of certain items affecting comparability, which are typically noncash and/or nonrecurring items. The Company calculated Diluted Adjusted Net Income Per Share as (i) Net Income (Loss) plus the after-tax impacts of stock-based compensation and plus or minus the after-tax impacts of certain items affecting comparability, which are typically noncash and/or nonrecurring items, divided by (ii) the diluted weighted-average shares of Class A common stock outstanding, assuming the full exchange of all outstanding LLC interests, adjusted for the dilutive effect of outstanding equity-based awards.

For the quarter ended September 30, 2023, the Company calculates its leverage ratio as net debt as of September 30, 2023, divided by Adjusted EBITDA for the trailing twelve months. Net debt is calculated as the principal amount of total debt outstanding as of September 30, 2023, less cash and cash equivalents as of September 30, 2023.

The Company believes these presentations are used by investors and professional research analysts for the valuation, comparison, rating, and investment recommendations of companies within its industry. Similarly, the Company’s management uses this information for comparative purposes as well. Adjusted EBITDA, Adjusted Operating Margin, Adjusted Operating Margin per Barrel, and Adjusted Net Income are not measures of financial performance under GAAP and should not be considered as measures of liquidity or as alternatives to net income (loss) or gross margin. Additionally, these presentations as defined by the Company may not be comparable to similarly titled measures used by other companies and should be considered in conjunction with net income (loss) and other measures prepared in accordance with GAAP, such as gross margin, operating income, net income or cash flows from operating activities.

Although we provide forecasts for the non-GAAP measures Adjusted EBITDA and Adjusted Operating Margin per Barrel, we are not able to forecast their most directly comparable measures (net income and gross margin) calculated and presented in accordance with GAAP without unreasonable effort. Certain elements of the composition of forward-looking non-GAAP metrics are not predictable, making it impractical for us to forecast. Such elements include but are not limited to non-recurring gains or losses, unusual or non-recurring items, income tax benefit or expense, or one-time transaction costs and cost of revenue, which could have a significant impact on the GAAP measures. The variability of the excluded items may have a significant, and potentially unpredictable, impact on our future GAAP results. As a result, no reconciliation of forecasted non-GAAP measures is provided.

Table 4

Aris Water Solutions, Inc.

Operating Metrics

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2023	2022	2023	2022
(thousands of barrels of water per day)
Produced Water Handling Volumes	1,056	905	1,024	850
Water Solutions Volumes
Recycled Produced Water Volumes Sold	339	345	298	306
Groundwater Volumes Sold	121	166	141	112
Groundwater Volumes Transferred (1)	—	—	—	8
Total Water Solutions Volumes	460	511	439	426
Total Volumes	1,516	1,416	1,463	1,276

Per Barrel Operating Metrics (2)
Produced Water Handling Revenue/Barrel	$0.78	$0.77	$0.78	$0.77
Water Solutions Revenue/Barrel	$0.55	$0.55	$0.57	$0.50
Revenue/Barrel of Total Volumes	$0.71	$0.69	$0.72	$0.68
Direct Operating Costs/Barrel	$0.32	$0.34	$0.33	$0.29
Gross Margin/Barrel	$0.26	$0.23	$0.24	$0.25
Adjusted Operating Margin/Barrel	$0.40	$0.36	$0.39	$0.39

(1) The groundwater transfer assets were sold in Q1 2022.
(2) Per Barrel operating metrics are calculated independently. Therefore, the sum of individual amounts may not equal the total presented.

Table 5

Aris Water Solutions, Inc.

Reconciliation of Net Income (Loss) to Non-GAAP Adjusted EBITDA

(Unaudited)

	Three Months Ended		Nine Months Ended
(in thousands)	September 30,		September 30,
	2023	2022	2023	2022
Net Income (Loss)	$12,242	$1,956	$30,381	$(622)
Interest Expense, Net	7,955	6,763	23,587	21,863
Income Tax Expense (Benefit)	2,032	287	4,918	(81)
Depreciation, Amortization and Accretion	19,445	16,942	57,137	49,724
Abandoned Well Costs	1,214	9,222	1,214	14,637
Impairment of Long-Lived Assets	—	—	—	15,597
Stock-Based Compensation	3,360	3,595	8,945	9,134
(Gain) Loss on Disposal of Assets, Net	(2,631)	(97)	(2,574)	481
Transaction Costs	528	336	673	1,269
Research and Development Expense	809	430	1,867	530
Other	(18)	(105)	(484)	(139)
Adjusted EBITDA	$44,936	$39,329	$125,664	$112,393

Table 6

Aris Water Solutions, Inc.

Reconciliation of Gross Margin to Adjusted Operating Margin and
Adjusted Operating Margin per Barrel

(Unaudited)

	Three Months Ended		Nine Months Ended
(in thousands)	September 30,		September 30,
	2023	2022	2023	2022
Total Revenue	$99,789	$90,776	$287,993	$238,131
Cost of Revenue	(64,132)	(60,827)	(190,115)	(151,061)
Gross Margin	35,657	29,949	97,878	87,070
Depreciation, Amortization and Accretion	19,445	16,942	57,137	49,724
Adjusted Operating Margin	$55,102	$46,891	$155,015	$136,794
Total Volumes (Thousands of BBLs)	139,429	130,267	399,525	348,315
Adjusted Operating Margin/BBL	$0.40	$0.36	$0.39	$0.39

Table 7

Aris Water Solutions, Inc.

Reconciliation of Net Income (Loss) to Non-GAAP Adjusted Net Income

(Unaudited)

	Three Months Ended		Nine Months Ended
(in thousands)	September 30,		September 30,
	2023	2022	2023	2022
Net Income (Loss)	$12,242	$1,956	$30,381	$(622)
Adjusted items:
Impairment of Long-Lived Assets	—	—	—	15,597
Abandoned Well Costs	1,214	9,222	1,214	14,637
(Gain) Loss on Disposal of Assets, Net	(2,631)	(97)	(2,574)	481
Stock-Based Compensation	3,360	3,595	8,945	9,134
Tax Effect of Adjusting Items (1)	(257)	(1,460)	(1,003)	(4,575)
Adjusted Net Income	$13,928	$13,216	$36,963	$34,652

(1) Estimated tax effect of adjusted items allocated to Aris based on statutory rates.

Table 8

Aris Water Solutions, Inc.

Reconciliation of Diluted Net Income Per Share to Non-GAAP Diluted Adjusted Net Income Per Share

(Unaudited)

	Three Months Ended	Nine Months Ended
	September 30,	September 30,
	2023	2023
Diluted Net Income Per Share of Class A Common Stock	$0.17	$0.42
Adjusted items:
Reallocation of Net Income (Loss) Attributable to Noncontrolling Interests From the Assumed Exchange of LLC Interests	0.03	0.08
Abandoned Well Costs	0.02	0.02
(Gain) Loss on Disposal of Assets, Net	(0.05)	(0.04)
Stock-Based Compensation	0.06	0.16
Tax Effect of Adjusting Items (1)	-	(0.02)
Diluted Adjusted Net Income Per Share	$0.23	$0.62

(1) Estimated tax effect of adjusted items allocated to Aris based on statutory rates.

Diluted Weighted Average Shares of Class A Common Stock Outstanding	30,050,560	30,007,433
Adjusted Items:
Assumed Redemption of LLC Interests	27,550,626	27,557,774
Dilutive Performance-Based Stock Units (2)	—	—
Diluted Adjusted Fully Weighted Average Shares of Class A Common Stock Outstanding	57,601,186	57,565,207

(2) Dilutive impact of Performance-Based Stock Units already included for the three and nine months ended September 30, 2023.

Table 9

Aris Water Solutions, Inc.

Computation of Leverage Ratio

(Unaudited)

As of
September 30,
(in thousands)	2023

Principal Amount of Debt at September 30, 2023	$434,000
Less: Cash at September 30, 2023	(24,184)
Net Debt	$409,816

Net Debt	$409,816
÷ TTM Adjusted EBITDA	$161,742
Leverage Ratio	2.53